Exhibit 1.1

4,500,000 Shares

EARTHSTONE ENERGY, INC.

Class A Common Stock

UNDERWRITING AGREEMENT

October 18, 2017

Credit Suisse Securities (USA) LLC,

Wells Fargo Securities, LLC

As Representatives of the several Underwriters,

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, N.Y. 10010-3629

Ladies and Gentlemen:

1.

Introductory.  Earthstone Energy, Inc., a Delaware corporation (the “Company”), agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”), for whom Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Wells Fargo Securities, LLC are acting as representatives (the “Representatives”) to issue and sell to the several Underwriters 4,500,000 shares (the “Firm Securities”) of its Class A common stock, par value $0.001 per share (the “Securities”). The Company also agrees to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 675,000 additional Securities (such 675,000 additional shares of the Securities being hereinafter referred to as the “Optional Securities”), as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.”

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 6:30 p.m. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus as evidenced by its being so specified in Schedule B to the Agreement.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, and the rules of the New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein, and all 430B Information and all 430C Information with respect to the Registration Statement.  For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

2.  Representations and Warranties of the Company.  (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

(i)  Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission a registration statement on Form S-3 (No. 333-205466), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective.  “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time.  For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

(ii)  Compliance with the Requirements of the Act.  (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post‑effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(iii)  Reserved.

(iv)  Ineligible Issuer Status.  (i)  At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities, all as described in Rule 405.

(v)  General Disclosure Package.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus supplement, dated October 18, 2017, including the base prospectus, dated August 13, 2015 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(vi)  Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus, when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from the General Disclosure Package made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(vii) Good Standing of the Company.  The Company (A) has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own and/or lease its properties and conduct its business as described in the General Disclosure Package and (B) the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except, in the case of clause (B), to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(viii) Subsidiaries.  Each subsidiary of the Company has been duly incorporated or formed, as applicable, and is existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the limited liability company or corporate power and authority, as applicable, to own and/or lease its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign limited liability company or corporation, as applicable, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing in such other jurisdictions would not have, individually or in the aggregate, a Material Adverse Effect; all of the issued and outstanding shares of capital stock and limited liability company interests, as the case may be, of each subsidiary of the Company have been duly authorized and validly issued and (i) in the case of any subsidiary of the Company that is a corporation, the shares of capital stock of such subsidiary are fully paid and nonassessable and (ii) in the case of any subsidiary of the Company that is a limited liability company, the limited liability company interests of such subsidiary are fully paid (to the extent required under such subsidiary’s limited liability company agreement) and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act); and the limited liability company interests and shares of capital stock of each subsidiary owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects, except as set forth in the General Disclosure Package with respect to those arising under the Company’s revolving credit facility.

(ix) Offered Securities.  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, and will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus in all material respects; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. Except as disclosed in the Registration Statement and the General Disclosure Package, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options. The Company has not, directly or indirectly, offered or sold any of the Offered Securities by means of any “prospectus” (within the meaning of the Act and the Rules and Regulations) or used any “prospectus” or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Securities, in each case other than the preliminary prospectus supplement referred to in Section 2(v) hereof.

(x) Other Offerings. Except as disclosed in the Registration Statement and the General Disclosure Package, and the shares issued or issuable under the Company’s 2014 Long-Term Incentive Plan, the Company has not sold, issued or distributed any common shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act.

(xi) No Finder’s Fee.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Offered Securities.

(xii) Registration Rights.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(k) hereof.

(xiii) Listing.  The Securities are listed on the New York Stock Exchange.

(xiv) Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company, except (i) such as have been obtained or made, (ii) where the failure of the Company to obtain or make any such consent, approval, authorization, order, filing or registration would not reasonably be expected to have a Material Adverse Effect and (iii) such as may be required under state securities or “Blue Sky” laws or by the Financial Industry Regulatory Authority (“FINRA”).

(xv) Title to Property.  Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have (i) good and defensible title to all of the interests in oil and natural gas properties underlying the Company’s estimates of its net proved reserves contained in the General Disclosure Package and (ii) good and marketable title to all other real and personal property reflected in the General Disclosure Package as assets owned by them, in each case free and clear of all liens, encumbrances and defects except such as (x) are described in the General Disclosure Package, (y) are liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farmout agreements and other oil and natural gas exploration, participation and production agreements, in each case that secure payment of amounts not yet due and payable for the performance of other unmatured obligations and are of a scope and nature customary in the oil and natural gas industry or arise in connection with drilling and production operations, or (z) do not materially affect the value of the properties of the Company and its subsidiaries and do not interfere in any material respect with the use made or proposed to be made of such properties by the Company or its subsidiaries; any other real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company or its subsidiaries; and the working interests derived from oil, natural gas and mineral leases or mineral interests that constitute a portion of the real property held or leased by the Company and its subsidiaries, reflect in all material respects the rights of the Company and its subsidiaries to explore, develop or produce hydrocarbons from such real property in the manner contemplated by the General Disclosure Package, and the care taken by the Company and its subsidiaries with respect to acquiring or otherwise procuring such leases or other property interests was generally consistent with standard industry practices in the areas in which the Company and its subsidiaries operate for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons.  With respect to interests in oil and natural gas properties obtained by or on behalf of the Company and its subsidiaries that have not yet been drilled or included in a unit for drilling, the Company and its subsidiaries have carried out such title investigations in accordance with the reasonable practice in the oil and natural gas industry in the areas in which the Company and its subsidiaries operate.

(xvi) Rights-of-Way. The Company and its subsidiaries have such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to enable the Company to conduct its business in the manner described in the General Disclosure Package, subject to qualifications as may be set forth in the General Disclosure Package, except where failure to have such rights-of-way would not have, individually or in the aggregate, a Material Adverse Effect.

(xvii) Status of Oil and Natural Gas Leases. As of the date hereof, (i) all royalties, rentals, deposits and other amounts owed under the oil and natural gas leases constituting the oil and natural gas properties of the Company and its subsidiaries have been properly and timely paid (other than amounts held in suspense accounts pending routine payments or related to disputes about the proper identification of royalty owners and except where the failure to timely pay or pay such amounts would not reasonably be expected to have a Material Adverse Effect); and no material amount of proceeds from the sale or production attributable to the oil and natural gas properties of the Company and its subsidiaries are currently being held in suspense by any purchaser thereof, except where such amounts due would not reasonably be expected to have a Material Adverse Effect, and (ii) there are no claims under take-or-pay contracts pursuant to which oil and natural gas purchasers have any make-up rights affecting the interests of the Companies or its subsidiaries in their respective oil and natural gas properties, except where such claims would not reasonably be expected to have a Material Adverse Effect.

(xviii) Reserve Engineers. Cawley, Gillespie & Associates, Inc. (“Cawley”), a reserve engineer that prepared a reserve report on estimated proved oil, natural gas and NGL reserves held by the Company as of December 31, 2016 was, as of the date of preparation of such reserve reports, and is, as of the date hereof, an independent petroleum engineer with respect to the Company. Ryder Scott Company, L.P. (“Ryder Scott”), a reserve engineer that prepared a reserve report on estimated proved oil, natural gas and NGL reserves held by Bold Energy III LLC (“Bold”) as of December 31, 2016 was, as of the date of preparation of such reserve reports, and is, as of the date hereof, an independent petroleum engineer with respect to Bold.

(xix) Reserve Report Information.  The information contained in the General Disclosure Package regarding estimated proved reserves is based upon the reserve reports prepared by Cawley and Ryder Scott. The information provided to Cawley and Ryder Scott by the Company and Bold, respectively, including, without limitation, information as to: production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates that such reports were made. Such information was provided to Cawley and Ryder Scott in accordance with all customary industry practices.

(xx) Reserve Reports.  The reserve reports prepared by Cawley and Ryder Scott setting forth the estimated proved reserves and, in the case of Cawley, the probable and possible reserves, attributed to the oil and natural gas properties of the Company and Bold, respectively, accurately reflect in all material respects the ownership interests of the Company and Bold, respectively, in the properties therein. Other than normal production of reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other facts, in each case in the ordinary course of business, and except as disclosed in the General Disclosure Package, the Company is not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the present value of future net cash flows therefrom, as described in the General Disclosure Package and the reserve reports; and estimates of such reserves and present values as described in the General Disclosure Package and reflected in the reserve reports comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Act.

(xxi) Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter, by-laws or similar organizational documents of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except in the case of clauses (ii) and (iii) as would not reasonably be expected to have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xxii) Absence of Existing Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its respective charter,  by-laws or similar organizational documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxiii) Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(xxiv) Possession of Licenses and Permits.  The Company and its subsidiaries possess all adequate certificates, authorizations, franchises, licenses and permits issued by appropriate federal, state, local or foreign regulatory bodies (collectively, “Licenses”) necessary or material to the conduct of the business in the General Disclosure Package to be conducted by them, except where the failure to have obtained the same would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Licenses, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxv) Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(xxvi) Possession of Intellectual Property.  The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions,

know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxvii) Environmental Laws.  Except as disclosed in the General Disclosure Package, (a)(i) neither the Company nor any of its subsidiaries is in violation of, and does not have any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances (as defined below), to the protection or restoration of the environment or natural resources, to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) to the knowledge of the Company, neither the Company nor any of its subsidiaries own, occupy, operate or use any real property contaminated with Hazardous Substances, (iii)  neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) to the knowledge of the Company, neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v)  neither the Company nor any of its subsidiaries is subject to any pending, or to the Company’s knowledge threatened, claim by any governmental agency or governmental body or person arising under Environmental Laws or relating to Hazardous Substances, and (vi) the Company and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their business, except in each case covered by clauses (i)-(vi) such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) to the knowledge of the Company and its subsidiaries there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would reasonably be expected to have a Material Adverse Effect; and (c) in the ordinary course of its business, the Company and its subsidiaries periodically evaluate the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of the Company, and, on the basis of such evaluation, the Company and its subsidiaries have reasonably concluded that such Environmental Laws will not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  For purposes of this subsection “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(xxviii)  Accurate Disclosure; Exhibits.  The statements in the General Disclosure Package and the Final Prospectus under the headings “Material U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders” and “Description of Capital Stock”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries , in all material respects, of such legal matters, agreements, documents or proceedings and present the information required to be shown. There are no contracts or documents which are required to be described in the Registration Statement or the General Disclosure Package pursuant to Form S-3 or to be filed as exhibits to the Registration Statement pursuant to Item 601 of Regulation S-K which have not been so described or filed as required. Neither the Company nor any of its subsidiaries has knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof.

(xxix) Absence of Manipulation.  The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxx) Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in the Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.

(xxxi)  Internal Controls and Compliance with the Sarbanes-Oxley Act.  Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with all applicable provisions of Sarbanes-Oxley and all applicable Exchange Rules.  The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the applicable Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Accounting Principles Generally Accepted in the United States of America (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Except as set forth in the General Disclosure Package, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would reasonably be expected to have a Material Adverse Effect.

(xxxii) Litigation.  Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) to the Company’s knowledge, are threatened or contemplated.

(xxxiii) Financial Statements.  The historical financial statements included or incorporated by reference in the Registration Statement and the General Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and the results of operations and cash flows of the Company and its subsidiaries for the periods shown, and such financial statements have been prepared in conformity with GAAP, applied on a consistent basis; and the pro forma financial statements included or incorporated by reference in the General Disclosure Package have been prepared in accordance with the applicable accounting requirements of Regulation S-X under the Act, and the assumptions used in preparing the pro forma financial statements included or incorporated by reference in the Registration Statement and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect in all material respects the proper application of those adjustments to the corresponding historical financial statement amounts. Grant Thornton LLP and Weaver and Tidwell, L.L.P. have certified the audited financial statements of the Company as of (i) December 31, 2016 and (ii) December 31, 2015 and 2014, respectively, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, and are independent registered public accounting firms with respect to the Company within the Rules and Regulations and as required by the Act and the applicable rules and guidance from the Public Company Accounting Oversight Board (United States).  The other financial and statistical data included in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly, in all material respects, the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.  The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Accounting Standards Codification 810 – Consolidation, as amended by Accounting Standards Update 2015-02), not disclosed in the Registration Statement,  the General Disclosure Package and the Final Prospectus.  There are no financial statements that are required to be included in the Registration Statement, the General Disclosure Package or the Final Prospectus that are not included as required. The financial statements required by Rule 3-05 of Regulation S-X and related notes relating to Bold, acquired by Earthstone Energy Holdings, LLC (“EEH”), included in the General Disclosure Package and the Final Prospectus were audited, as described therein, by Weaver and Tidwell, L.L.P. and such financial statements comply as to form in all material respects with the applicable accounting requirements of Regulation S-X and have been prepared in all material respects in conformity with GAAP applied on a consistent basis throughout the periods involved except as otherwise stated therein.

(xxxiv) No Material Adverse Change in Business.  Except as disclosed in or contemplated by the General Disclosure Package, since the end of the period covered by the latest audited financial statements included or incorporated by reference in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company or any of its subsidiaries, (iv) there has been no material transaction entered into and there is no material transaction that is probable of being entered into by the Company or any of its subsidiaries other than transactions in the ordinary course of business and (v) there has been no obligation, direct or contingent, that is material to the Company or any of its subsidiaries taken as a whole, incurred by the Company or any of its subsidiaries, except obligations incurred in the ordinary course of business.

(xxxv)  Investment Company Act.  The Company and each of its subsidiaries is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be (i) an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(xxxvi)  Ratings.  No “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(f)(ii) hereof.

(xxxvii)  Taxes. The Company and each of its subsidiaries has filed all federal, state, local and foreign tax returns required to be filed or have requested extensions thereof (except in any case in which the failure to so file would not result in a Material Adverse Effect), through the date of this Agreement and have paid all taxes required to be paid thereon (except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no material tax deficiency has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this agreement or the issuance by the Company or sale by the Company of the Offered Securities.

(xxxviii) Insurance. The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package.

(xxxix) Certain Relationships and Related Transactions.  No relationship, direct or indirect, exists between or among the Company or its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or its subsidiaries on the other hand, which is required to be described in the General Disclosure Package and the Final Prospectus which is not so described therein.

(xl) Loans to Directors and Officers. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not, directly or indirectly, including through its subsidiaries, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company, other than any extensions of credit that ceased to be outstanding prior to the date the Registration Statement was first filed with the Commission.

(xli) ERISA.  The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company or any of its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, is so qualified; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its subsidiaries maintain or are required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or any of its subsidiaries are in compliance with the currently applicable provisions of ERISA, except where the failure to comply would not result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries have incurred or would reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063 or 4064 of ERISA, or any other liability under Title IV of ERISA.

(xlii)  Anti-Corruption. Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(xliii) Anti-Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xliv)  Economic Sanctions.

(i)

Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)

the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC), the United Nations Security Council (UN), the European Union (EU), Her Majesty’s Treasury (UK HMT), the Swiss Secretariat of Economic Affairs (SECO), the Hong Kong Monetary Authority (HKMA), the Monetary Authority of Singapore (MAS), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)	located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).
(ii)

Neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the sale of its Offered Securities under this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)	to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)	in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(iii)

For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

3.  Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $8.78750 per share, that number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto under the caption “Number of Firm Securities to be Purchased.”

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price for such Firm Securities by the Underwriters in Federal (same day) funds by a wire transfer to an account, at a bank specified by the Company (and acceptable to the Representatives), drawn to the order of the Company, at the office of Latham & Watkins LLP, 811 Main Street Suite 3700, Houston, Texas 77002, at 10:00 a.m., New York time, on October 23, 2017, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. Delivery of the Firm Securities will be made through the facilities of the Depositary Trust Company (the “DTC”) unless the Representatives shall otherwise instruct.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. Such notice shall set forth (i) the aggregate number of shares of Optional Securities to be sold by the Company as to which the Underwriters are exercising the option and (ii) the time, date and place at which the Optional Securities will be delivered (each time for the delivery of and payment for the Optional Securities being herein referred to as an “Optional Closing Date,” which may be the First Closing Date) (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”). The Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase the Optional Securities. Any Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities on Schedule A hereto (subject to adjustment by the Representatives in their discretion to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each Optional Closing Date shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased by the Underwriters on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price for such Optional Securities in Federal (same day) funds by a wire transfer to an account, at a bank acceptable to the Representatives, drawn to the order of the Company, at the above office of Latham & Watkins LLP. The delivery of any Optional Securities will be made through the facilities of the DTC unless the Representatives shall otherwise instruct.

4.  Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.  Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a)  Filing of Prospectuses.  The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement.  The Company has complied and will comply with Rule 433.

(b)  Filing of Amendments; Response to Commission Requests.  The Company will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Representatives a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)  Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)  Rule 158.  As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(e)  Furnishing of Prospectuses.  The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives request.  The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)  Blue Sky Qualifications.  The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities. Notwithstanding the foregoing, the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not presently qualified or subject to taxation.

(g)  Reporting Requirements.  During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(h)  Payment of Expenses.  The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, (ii) costs and expenses related to the review by FINRA of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review), (iii) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities, (iv) fees and expenses incident to listing the Offered Securities on the New York Stock Exchange, (v) fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, (vi) expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and (vii) expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors, provided that the fees, disbursements and expenses of counsel to the Underwriters payable by the Company described in clauses (i) and (ii) of this Section 5(h) shall not, in the aggregate, exceed $75,000. Except as otherwise provided in this Agreement, the Underwriters shall pay their own costs and expenses, including, without limitation the fees, disbursements and other charges of counsel for the Underwriters.

(i) Use of Proceeds.  The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any Underwriter or affiliate of any Underwriter.

(j) Absence of Manipulation.  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k)   Restriction on Sale of Securities by the Company.  For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities (other than a registration statement on Form S-8), or publicly disclose the intention to take any such action, without the prior written consent of Credit Suisse, except issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities, the exercise of warrants or options or the settlement of restricted stock units, in each case outstanding on the date hereof, grants of employee stock options or restricted stock units pursuant to the terms of a plan in effect on the date hereof or issuances of Lock-Up Securities pursuant to the exercise of such options or settlement of restricted stock units, provided that such options or restricted stock units, or the Lock-Up Securities issued upon exercise thereof may not be transferred during the Lock-Up Period. The initial Lock-Up Period will commence on the date hereof and continue for 60 days after the date hereof or such earlier date that Credit Suisse consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless Credit Suisse waives, in writing, such extension.  The Company will provide Credit Suisse with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

6.  Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.  Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)  Grant Thornton Comfort Letters.  The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of  Grant Thornton LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws, containing statements and information of the type normally included in accountants’ “comfort letters” to underwriters with respect to certain financial statements and financial information contained in the General Disclosure Package, in the form and substance satisfactory to the Representatives (except that, in any letter dated a Closing Date, the specified date referred to in the comfort letters shall be a date no more than three days prior to such Closing Date).

(b) Weaver Comfort Letters.  The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Weaver and Tidwell, L.L.P. with respect to (i) consolidated financial statements of Bold as of and for the years ended December 31, 2016, 2015 and 2014 and (ii) consolidated financial statements of the Company as of and for the years ended December 31, 2015 and 2014, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and containing statements and information of the type normally included in accountant’s “comfort letters” to underwriters with respect to certain financial statements and financial information contained in the General Disclosure Package, in the form and substance satisfactory to the Representatives (except that, in any letter dated a Closing Date, the specified date referred to in the comfort letters shall be a date no more than three days prior to such Closing Date).

(c) Cawley Reserve Engineer Letters. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Cawley (i) confirming that as of the date of its reserve report for the period ended December 31, 2016, it was an independent reserve engineer for the Company, and that, as of the date of such letter, no information had come to its attention that could reasonably have been expected to cause it to withdraw its reserve reports and (ii) otherwise in form and substance acceptable to the Representatives.

(d)   Ryder Scott Reserve Engineer Letters. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Ryder Scott (i) confirming that as of the date of its reserve report for the year ended December 31, 2016, it was an independent reserve engineer for Bold, and that, as of the date of such letter, no information had come to its attention that could reasonably have been expected to cause it to withdraw its reserve report and (ii) otherwise in form and substance acceptable to the Representatives.

(e) Filing of Prospectus.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(f) No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the NASDAQ Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York or authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(g) Opinion of Counsel for the Company.  The Representatives shall have received an opinion, dated such Closing Date, of Jones & Keller, P.C., counsel for the Company, substantially in the form attached hereto as Exhibit A.

(h) Opinion of Counsel for Underwriters.  The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(i) Lock-Up Agreements.  On or prior to the date hereof, the Representatives shall have received lockup agreements in the form set forth on Exhibit C hereto from each executive officer, director, stockholder and other equity holder of the Company specified in Schedule C to this Agreement.

The Company will furnish the Representatives with any additional opinions, certificates, letters and documents as the Representatives reasonably request and conformed copies of documents delivered pursuant to this Section 7.  The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.  Indemnification and Contribution.  (a)  Indemnification of Underwriters by Company.  The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)  Indemnification of Company.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the

Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting (Conflicts of Interest)”  and the information contained in the sixth, tenth, fourteenth and fifteenth paragraphs and information with respect to stabilization transactions appearing in the sixteenth paragraph, in each case under the caption “Underwriting (Conflicts of Interest).”

(c)  Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)  Contribution.  If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.  Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If  the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereofshall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.  Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, hand delivered or telegraphed and confirmed to the Representatives at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  IBCM-Legal, and at Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (fax no: (212) 214-5918) or, if sent to the Company, will be mailed, hand delivered or telecopied and confirmed to it at Earthstone Energy, Inc., 1400 Woodloch Forest Drive, Suite 300, The Woodlands, TX 77380, Attention: Frank A. Lodzinski; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, hand delivered or telecopied and confirmed to such Underwriter.

12.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.  Representation of Underwriters.  The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

14.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.  Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)  No Other Relationship.  The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(b) Arms’ Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose.  The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)  Waiver.  The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

17. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

18. Waiver of Jury Trial. Each of the Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Patriot Act. In accordance with the requirements of the USA PATRIOT Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[Signature Pages Follow]

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

earthstone energy, inc.

By:	/s/ Frank A. Lodzinski
Name:	Frank A. Lodzinski
Title:	President and Chief Executive Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Credit Suisse Securities (USA) LLC

By:	/s/ Randy Bayless
Name:	Randy Bayless
Title:	Managing Director

Wells Fargo Securities, LLC

By:	/s/ David Herman
Name:	David Herman
Title:	Director

Acting on behalf of themselves and as the Representatives of the several Underwriters.

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Number of Firm Securities to be Purchased
Credit Suisse Securities (USA) LLC	1,800,000
Wells Fargo Securities, LLC	1,125,000
SunTrust Robinson Humphrey, Inc.	360,000
RBC Capital Markets, LLC	360,000
KeyBanc Capital Markets Inc.	135,000
IBERIA Capital Partners L.L.C.	90,000
Stephens Inc.	90,000
Robert W. Baird & Co. Incorporated	90,000
Euro Pacific Capital, Inc.	90,000
Seaport Global Securities LLC	90,000
Johnson Rice & Company L.L.C.	90,000
Northland Securities, Inc.	90,000
Roth Capital Partners, LLC	90,000
Total	4,500,000

Schedule A-1

SCHEDULE B

1.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1. Public offering price: $9.25 per share

2. Number of shares offered: 4,500,000 shares

3. Underwriting discount: 5.00%

Issuer Free Writing Prospectus – None

Limited Use – None

Schedule B-1

SCHEDULE C

Persons Delivering Lock-Up Agreements

Bold Energy Holdings, LLC

EnCap Investments L.P.

EnCap Energy Capital Fund VII, L.P.

EnCap Energy Capital Fund VI, L.P.

EnCap Energy Capital Fund VI-B Acquisitions, L.P.

EnCap Energy Capital Fund V, L.P.

EnCap Energy Capital Fund V-B Acquisitions, L.P.

Frank A. Lodzinski

Jay F. Joliat

Ray Singleton

Douglas E. Swanson, Jr.

Brad A. Thielemann

Zachary G. Urban

Robert L. Zorich

Wynne M. Snoots, Jr.

Robert J. Anderson

Steve C. Collins

Christopher E. Cottrell

Timothy D. Merrifield

Francis M. Mury

Tony Oviedo

Mark Lumpkin, Jr.

Phillip D. Kramer

Schedule C-1

Exhibit A

Form of Opinion of Counsel to the Company

(i)

Good Standing of the Company.  The Company is validly existing as a corporation and in good standing under the laws of the State of Delaware, the jurisdiction of its incorporation, with corporate power and authority to own and/or lease its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction listed on Schedule A.

(ii)

Subsidiaries.  Each subsidiary of the Company is validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, as the case may be, with power and authority (limited liability or corporate) to own and/or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign limited liability company or corporation, as the case may be, in good standing in each jurisdiction listed on Schedule A; and the limited liability company interests and capital stock, as the case may be, of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus with respect to those arising under the Company’s revolving credit facility.

(iii)

Offered Securities: Capitalization.  The Firm Securities delivered on such Closing Date have been duly authorized and validly issued, are fully paid and nonassessable, conform to the information in the Registration Statement, the General Disclosure Package and the Final Prospectus and to the description of such Firm Securities contained in the General Disclosure Package and the Final Prospectus; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus.  There are no preemptive rights with respect to the Securities pursuant to the Company’s charter, by-laws or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company is bound.

(iv)

Registration Rights.  To the best of the knowledge of such counsel, there are no contracts, agreements or understandings between the Company and any person granting such person registration rights other than as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(v)

Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” or a “business development company” as defined in the Investment Company Act.

(vi)

Absence of Further Requirements.  No consent, approval, authorization or order of, and no notice to or registration or filing with, any United States federal or state governmental authority or regulatory body, is required to be obtained or made by the Company for the consummation of the transactions contemplated by the Underwriting Agreement  in connection with the offering, issuance and sale of the Offered Securities, except such as have been obtained or made and such as may be required under state securities laws.

(vii)

Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of any of the Company or any of its subsidiaries pursuant to (i) the charter or by-laws of the Company or of its subsidiaries, (ii) any statute, rule, regulation or order of any

Exhibit A-1

governmental agency or body or any court having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which any of the Company or any of its subsidiaries is a party or by which any of the Company or any of its subsidiaries is bound or to which any of the properties of any of the Company or any of its subsidiaries is subject that is, in each case, incorporated by reference in or filed as an exhibit to the Registration Statement; with respect to clause (ii) above, such counsel expresses no opinion as to the application of any state securities or Blue Sky laws or federal or state antifraud laws, rules or regulations.

(viii)

Compliance with Registration Requirements: Effectiveness.  The Registration Statement was declared effective under the Act, any required filing of the Final Prospectus pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such rule, and to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; the statements in the Registration Statement, the General Disclosure Package and the Final Prospectus of legal matters, agreements, documents or proceedings are accurate and fair summaries thereof and present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

(ix)

Authorization of Agreement.  The Company (a) has the corporate power to execute, deliver and perform the Underwriting Agreement, (b) has taken all corporate action necessary to authorize the execution, delivery and performance of the Underwriting Agreement and (c) has duly executed and delivered the Underwriting Agreement.

(x)	[Reserved.]
(xi)

Absence of Existing Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws and (b) no default (or event which, with the giving of notice or lapse of time would be a default) has occurred in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement, the General Disclosure Package or the Final Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

(xii)

Disclosure. Each of the Registration Statement, at the time it was declared effective, the General Disclosure Package, as of the Applicable Time, and the Final Prospectus, when filed with the Commission pursuant to Rule 424(b) under the Securities Act and at the Closing Date (in each case other than (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) the other financial data derived therefrom and (iii) oil and natural gas reserve data or reports, in each case contained in or omitted from the Registration Statement, or included in or omitted from the General Disclosure Package and the Final Prospectus, as to which we express no opinion), appears on its face to comply as to form in all material respects with the requirements of the Securities Act.

(xiii)

Fair Summary. The statements made in the General Disclosure Package and the Final Prospectus under the caption “Description of Capital Stock,” insofar as such statements purport to be summaries of the documents referred to therein, matters of law or legal

Exhibit A-2

proceedings, constitute fair summaries in all material respects, subject to the qualifications and assumptions stated therein.
(xiv)

Fair Summary. The statements made in the General Disclosure Package and the Final Prospectus under the caption “Material U.S. Federal Income Tax and Estate Tax Considerations for Non-U.S. Holders,” insofar as they purport to be summaries of the terms of statutes, rules or regulations, constitute fair summaries of the terms of such statutes, rules or regulations in all material respects, subject to the qualifications and assumptions stated therein.

Negative Assurance

Because the primary purpose of such counsel’s professional engagement was not to establish or confirm factual matters or financial, accounting, statistical or reserve information, and because many determinations involved in the preparation of the Registration Statement, the General Disclosure Package or the Final Prospectus are of a wholly or partially non-legal character, except as expressly set forth in paragraphs (iii), (xiii) and (xiv) of this letter, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus and such counsel makes no representation that it has independently verified the accuracy, completeness or fairness of such statements.

However, in the course of our acting as special counsel to the Company in connection with its preparation of the Registration Statement, the General Disclosure Package and the Final Prospectus, prior to the filing of the Registration Statement, the Preliminary Prospectus and the Final Prospectus, such counsel reviewed each such document and participated in conferences and telephone conversations with representatives of the Company, the internal reserve engineers of the Company, representatives of the independent public accountants for the Company, representatives of the independent petroleum engineers of the Company and Bold, representatives of the Underwriters and representatives of the Underwriters’ counsel, during which conferences and conversations the contents of the Registration Statement, the General Disclosure Package and the Final Prospectus and related matters were discussed, and such counsel reviewed certain corporate records and documents furnished to such counsel by the Company and certain documents publicly filed by the Company with the Commission.

Subject to the foregoing, such counsel confirms to you that, on the basis of the information we gained in the course of performing the services referred to above:

(a)

Each of the Registration Statement, the General Disclosure Package and the Final Prospectus, and each amendment or supplement thereto in each case as of its respective effective or issue date appeared on its face, as supplemented or amended, to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder, except that (i) we express no view as to the financial statements and related notes and schedules or other financial data, accounting data or reports on the effectiveness of internal control over financial reporting; oil and natural gas reserves; or statistical data derived from such financial data or oil and natural gas reserves and related future net cash flows contained in or incorporated by reference in or omitted from the Registration Statement, the Final Prospectus or the General Disclosure Package and (ii) we express no view of the anti-fraud provisions of the U.S. Federal Securities Laws and the rules and regulations promulgated under such provisions; and

(b)	No facts have come to our attention that cause us to believe that:
(i)

the Registration Statement, as of its most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

Exhibit A-3

(ii)

the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(iii)

the Final Prospectus, as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except that in the case of each of clauses (i) – (iii) above, such counsel does not express any view as to the financial statements and related notes and schedules or other financial data, accounting data or reports on the effectiveness of internal control over financial reporting; oil and natural gas reserves; or statistical data derived from such financial data or oil and natural gas reserves and related future net cash flows contained in or incorporated by reference in or omitted from the Registration Statement, the Final Prospectus or the General Disclosure Package.

Exhibit A-4

Exhibit B

Form of Lock-Up Agreement

October 18, 2017

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, TX 77389

Credit Suisse Securities (USA) LLC,

Wells Fargo Securities, LLC

as Representatives of the several Underwriters

named in the Underwriting Agreement specified on Schedule A therein

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

Ladies and Gentlemen:

As an inducement to the Underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering will be made of shares of Class A common stock, par value $0.001 per share (the “Securities”) of Earthstone Energy, Inc., and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC (“Credit Suisse”).  In addition, the undersigned agrees that, without the prior written consent of Credit Suisse, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date that is 60 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Any Securities received upon exercise of options, settlement of restricted stock units or other Securities of the Company granted to the undersigned will also be subject to this Lock-Up Agreement.  Any Securities acquired by the undersigned in the open market will not be subject to this Lock-Up Agreement.  A transfer of Securities to a family member or trust may be made; provided that the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not

Exhibit B-1

involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).  For purposes of this Lock-Up Agreement, a “family member” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

Notwithstanding anything herein to the contrary, the undersigned may enter into a written trading plan established pursuant to Rule 10b5-1 of the Exchange Act during the Lock-Up Period; provided that no direct or indirect offers, pledges, sales, contracts to sell, sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans, or other transfers or disposals of any Securities or any securities convertible into or exercisable or exchangeable for Securities may be effected pursuant to such plan during the Lock-Up Period; and provided that no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company during the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the above-referenced offering.

If the undersigned is an officer or director of the Company, (i) Credit Suisse agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities, Credit Suisse will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Credit Suisse hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  It is understood that if the Underwriting Agreement is executed and delivered by the parties thereto yet terminates (other than the provisions thereof that survive termination) prior to payment for and delivery of the Offered Securities (as defined therein), the undersigned shall be released from all obligations under this Lock-Up Agreement. This Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before December 31, 2017.  This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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Exhibit B-2

Very truly yours,

_____________________________

By:

Title:

Exhibit B-3